EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19865, 33-51840, 33-51838, 333-59647 and 333-31062) of PharmaKinetics Laboratories, Inc. of our report dated July 26, 2002 relating to the financial statements and financial statement schedule which appears in this Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading (Selected Consolidated Financial Data) in the Registration Statement on Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
August 2, 2002